Exhibit 99.1
LAZYDAYS REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS
Tampa, FL (November 3, 2023) – Lazydays (NasdaqCM: LAZY) today reported financial results for the third quarter ended September 30, 2023.

Third quarter 2023 revenue decreased to $280.7 million from $333.8 million in the third quarter of 2022.
Third quarter 2023 net loss was $(5.6) million compared to net income of $7.7 million for the same period in 2022. Third quarter 2023 adjusted net loss, a non-GAAP measure, was $(2.9) million compared to net income of $14.4 million for the same period in 2022. Third quarter 2023 net loss per diluted share was $(0.48) compared to net income per diluted share of $0.35 for the same period in 2022. Adjusted third quarter 2023 net loss per diluted share was $(0.29) compared to net income per diluted share of $0.54 for the same period in 2022.

As shown in the attached non-GAAP reconciliation tables, the third quarter of 2023 adjusted results exclude a net non-core charge of $0.19 per diluted share related to our LIFO adjustment, acquisition expenses and severance and transition costs. The third quarter of 2022 adjusted results exclude a net non-core charge of $0.19 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment and severance and transition costs.

Year to date net loss was $(2.3) million compared to net income of $67.8 million for the same period in 2022. Year to date 2023 adjusted net income was $2.2 million compared to net income of $66.1 million for the same period in 2022. Year to date 2023 net loss per diluted share was $(0.49) compared to net income per diluted share of $2.39 for the same period in 2022, and adjusted net loss per diluted share was $(0.07) compared to adjusted net income per diluted share of $2.74 for the same period in 2022.

The adjusted year to date results for the nine months of 2023 exclude a net non-core charge of $0.42 related to the effects of changes in the fair value of warrant liabilities, our LIFO adjustment, acquisition expenses, severance and transition costs, an impairment charge and a storm reserve. The adjusted year to date results for the same period in 2022 exclude a net non-core charge of $0.35 related to the effects of changes in the fair value of warrant liabilities, our LIFO adjustment, acquisition expenses and severance and transition costs.
Corporate Development
As previously announced, during the quarter we acquired Buddy Gregg Motorhomes in Knoxville, Tennessee as well as Century RV in Longmont, Colorado. We also opened our Wilmington, Ohio greenfield location. We estimate these stores will add $125 million in revenues at steady state.

In July we closed our Maryville, Tennessee location due to the expansion of the Alcoa Highway by the Tennessee DOT. In September we closed our Burns Harbor, Indiana location, consolidating operations into our nearby Elkhart, Indiana location.

Earlier this week we announced the opening of our Fort Pierce, Florida greenfield and we remain on track to open our Surprise, Arizona greenfield location in the fourth quarter.
Balance Sheet Update
We ended the third quarter with total estimated liquidity of $67.8 million including cash of $32.9 million, $4.6 million of availability on our revolving credit facility and $30.2 million in available from undrawn floor plan capacity and our floor plan offset account. Additionally, we hold approximately $95.5 million of unfinanced real estate that we estimate could provide $80.6 million of additional liquidity.

On September 12, 2023, we filed a registration statement on Form S-1, as amended, with the Securities and Exchange Commission for a rights offering. The Rights Offering was made effective by the SEC October 23, 2023 and the subscription period will expire on November 14, 2023. Assuming the rights offering is fully subscribed, we estimate the total purchase price of the shares offered in the rights offering, representing the aggregate net proceeds received by us, will be approximately $99.6 million. We expect the net proceeds of the offering will be used for our growth initiatives including acquisitions and new business development activities and general corporate purposes, which may include repaying or refinancing some or all of our existing or future debt facilities.

Conference Call Information
We have scheduled a conference call at 8:30 AM Eastern Time on Friday, November 3, 2023 that will also be broadcast live over the internet.
The conference call may be accessed by telephone at (877) 407-8029 / +1 (201) 689-8029. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.
About Lazydays
Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

With a strategic approach to rapid expansion, we are growing our network through both acquisitions and new builds. Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you're a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker "LAZY".
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:
•Anticipated revenues from acquired and open point stores; and
•Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income, adjusted diluted earnings per share, adjusted cost of goods sold, adjusted income before taxes, adjusted income tax benefit, adjusted SG&A, adjusted SG&A as a percentage of revenue, adjusted SG&A as a percentage of gross profit, adjusted operating income as a percentage of revenue, adjusted operating income as a percentage of gross profit, adjusted pre-tax income as a percentage of revenue and adjusted net income as a percentage of revenue. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the following tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.
Contact:
investors@lazydays.com

Results of Operations

	Three months ended September 30,			Nine months ended September 30,
(In thousands except share and per share amounts)	2023	2022	% Change	2023	2022	% Change
Revenue
New vehicle retail	$172,898	$203,456	(15.0)%	$532,397	$640,078	(16.8)%
Pre-owned vehicle retail	75,059	90,725	(17.3)%	250,825	319,655	(21.5)%
Vehicle wholesale	2,056	6,622	(69.0)%	5,480	18,850	(70.9)%
Finance and insurance	16,462	18,574	(11.4)%	51,085	61,591	(17.1)%
Service, body and parts and other	14,207	14,381	(1.2)%	44,931	43,297	3.8%
Total revenue	280,682	333,758	(15.9)%	884,718	1,083,471	(18.3)%

Cost applicable to revenues
New vehicle retail	154,181	169,445	(9.0)%	465,656	517,160	(10.0)%
Pre-owned vehicle retail	59,693	70,469	(15.3)%	199,646	242,379	(17.6)%
Vehicle wholesale	2,026	6,813	(70.3)%	5,432	19,226	(71.7)%
Finance and insurance	569	676	(15.8)%	2,072	2,216	(6.5)%
Service, body and parts and other	7,109	6,887	3.2%	21,807	21,263	2.6%
LIFO	2,663	3,904	(31.8)%	4,049	8,230	(50.8)%
Total cost applicable to revenue	226,241	258,194	(12.4)%	698,662	810,474	(13.8)%
Gross profit	54,441	75,564	(28.0)%	186,056	272,997	(31.8)%

Depreciation and amortization	4,602	4,202	9.5%	13,464	12,338	9.1%
Selling, general, and administrative expenses	48,250	55,541	(13.1)%	152,262	173,249	(12.1)%
Income from operations	1,589	15,821	(90.0)%	20,330	87,410	(76.7)%
Other income (expense)
Floor plan interest expense	(6,258)	(2,621)	138.8%	(17,624)	(5,063)	248.1%
Other interest expense	(2,701)	(1,982)	36.3%	(6,484)	(5,837)	11.1%
Change in fair value of warrant liabilities	—	(521)	(100.0)%	856	10,671	(92.0)%
Gain (loss) on sale of property and equipment	(21)	—	NM	(21)	—	NM
Total other (expense) income, net	(8,980)	(5,124)	75.3%	(23,273)	(229)	NM
Income (loss) before income tax expense	(7,391)	10,697	(169.1)%	(2,943)	87,181	(103.4)%
Income tax benefit (expense)	1,805	(3,032)	(159.5)%	642	(19,388)	(103.3)%
Net income (loss)	(5,586)	7,665	(172.9)%	(2,301)	67,793	(103.4)%
Dividends on Series A convertible preferred stock	(1,210)	(1,210)	—%	(3,590)	(3,590)	—%
Net income (loss) and comprehensive income attributable to common stock and participating securities	$(6,796)	$6,455	(205.3)%	$(5,891)	$64,203	(109.2)%

EPS:
Basic	$(0.48)	$0.38	(226.3)%	$(0.44)	$3.57	(112.3)%
Diluted	$(0.48)	$0.35	(237.1)%	$(0.49)	$2.39	(120.5)%
Weighted average shares outstanding:
Basic	14,263,367	11,132,317	28.1%	13,470,219	11,930,649	12.9%
Diluted	14,263,367	11,883,985	20.0%	13,470,219	13,351,591	0.9%
NM - not Meaningful

Total Results Summary

	Three months ended September 30,				Nine months ended September 30,
	2023	2022	Change		2023	2022	Change
Gross profit margins
New vehicle retail	10.8%	16.7%	(590)	bps	12.5%	19.2%	(670)	bps
Pre-owned vehicle retail	20.5%	22.3%	(180)	bps	20.4%	24.2%	(380)	bps
Vehicle wholesale	1.5%	(2.9)%	440	bps	0.9%	(2.0)%	290	bps
Finance and insurance	96.5%	96.4%	10	bps	95.9%	96.4%	(50)	bps
Service, body and parts and other	50.0%	52.1%	(210)	bps	51.5%	50.9%	60	bps
Total gross profit margin	19.4%	22.6%	(320)	bps	21.0%	25.2%	(420)	bps
Total gross profit margin (excluding LIFO)	20.3%	23.8%	(350)	bps	21.5%	26.0%	(450)	bps

Retail units sold
New vehicle retail	2,046	2,377	(331)		6,005	7,102	(1,097)
Pre-owned vehicle retail	1,162	1,335	(173)		3,854	4,410	(556)
Total retail units sold	3,208	3,712	(504)		9,859	11,512	(1,653)

Average selling price per retail unit
New vehicle retail	$84,505	$85,594	$(1,089)		$88,659	$90,126	$(1,467)
Pre-owned vehicle retail	64,595	67,959	(3,364)		65,082	72,484	(7,402)

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$9,148	$14,308	$(5,160)		$11,114	$17,307	$(6,193)
Pre-owned vehicle retail	13,224	15,174	(1,950)		13,279	17,523	(4,244)
Finance and insurance	4,954	4,822	132		4,972	5,158	(186)

Revenue mix
New vehicle retail	61.6%	61.0%			60.2%	59.1%
Pre-owned vehicle retail	26.7%	27.2%			28.4%	29.5%
Vehicle wholesale	0.7%	2.0%			0.6%	1.7%
Finance and insurance	5.9%	5.6%			5.8%	5.7%
Service, body and parts and other	5.1%	4.3%			5.1%	4.0%
	100.0%	100.0%			100.0%	100.0%

Gross profit mix
New vehicle retail	34.4%	45.0%			35.9%	45.0%
Pre-owned vehicle retail	28.2%	26.8%			27.5%	28.3%
Vehicle wholesale	0.1%	(0.3)%			—%	(0.1)%
Finance and insurance	29.2%	23.7%			26.3%	21.7%
Service, body and parts and other	13.0%	9.9%			12.4%	8.1%
LIFO	(4.9)%	(5.2)%			(2.2)%	(3.0)%
	100.0%	100.0%			100.0%	100.0%

Other Metrics

	Adjusted		As Reported		Adjusted		As Reported
	Three months ended September 30,		Three months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022	2023	2022	2023	2022
SG&A as a % of revenue	16.7%	16.5%	17.2%	16.6%	16.8%	15.9%	17.2%	16.0%
SG&A as % of gross profit, excluding LIFO	82.1%	77.0%	84.5%	77.5%	78.3%	65.2%	80.1%	65.4%
Income from operations as a % of revenue	2.0%	6.0%	0.6%	4.7%	3.1%	8.9%	2.3%	8.1%
Income from operations as a % of gross profit, excluding LIFO	9.8%	28.1%	2.8%	22.1%	14.6%	36.4%	10.7%	33.0%
Income (loss) before income taxes as % of revenue	(1.2)%	4.6%	(2.6)%	3.2%	0.4%	7.9%	(0.3)%	8.0%
Net income (loss) as a % of revenue	(1.0)%	4.3%	(2.0)%	2.3%	0.3%	6.1%	(0.3)%	6.3%

Other Highlights

	As of
	September 30, 2023	December 31, 2022
Store Count
Dealerships	21	18

Days Supply*
New vehicle inventory	171	250
Pre-owned vehicle inventory	133	78
*Days supply calculated based on current inventory levels and a 90 day historical average cost of sales level.
Financial Covenants

		As of
	Requirement	September 30, 2023
Fixed charge coverage ratio	Not less than 1.25 to 1	1.63
Leverage ratio	Not more than 3.0 to 1	3.00
Current ratio	Not less than 1.15 to 1	1.16

Same-Store Results Summary

	Three months ended September 30,				Nine months ended September 30,
(In thousands, except vehicle and per vehicle data)	2023	2022	Change		2023	2022	Change
Revenues
New vehicle retail	$150,103	$187,323	(19.9)%		$472,339	$601,706	(21.5)%
Pre-owned vehicle retail	66,507	85,931	(22.6)%		227,935	305,378	(25.4)%
Vehicle wholesale	2,054	6,615	(68.9)%		5,233	18,790	(72.2)%
Finance and insurance	13,915	17,331	(19.7)%		45,257	58,589	(22.8)%
Service, body and parts and other	12,565	13,782	(8.8)%		40,284	41,701	(3.4)%
Total revenues	245,144	310,982	(21.2)%		791,048	1,026,164	(22.9)%

Gross profit
New vehicle retail	15,690	31,253	(49.8)%		58,899	115,661	(49.1)%
Pre-owned vehicle retail	13,279	19,086	(30.4)%		46,109	73,684	(37.4)%
Vehicle wholesale	31	(191)	NM		51	(373)	NM
Finance and insurance	13,437	16,702	(19.5)%		43,400	56,462	(23.1)%
Service, body and parts and other	6,537	7,023	(6.9)%		20,651	21,050	(1.9)%
LIFO	(2,663)	(3,903)	(31.8)%		(4,049)	(8,230)	(50.8)%
Total gross profit	46,311	69,970	(33.8)%		165,061	258,254	(36.1)%

Gross profit margins
New vehicle retail	10.5%	16.7%	(620)	bps	12.5%	19.2%	(670)	bps
Pre-owned vehicle retail	20.0%	22.2%	(220)	bps	20.2%	24.1%	(390)	bps
Vehicle wholesale	1.5%	(2.9)%	440	bps	1.0%	(2.0)%	300	bps
Finance and insurance	96.6%	96.4%	20	bps	95.9%	96.4%	(50)	bps
Service, body and parts and other	52.0%	51.0%	100	bps	51.3%	50.5%	80	bps
Total gross profit margin	18.9%	22.5%	(360)	bps	20.9%	25.2%	(430)	bps
Total gross profit margin (excluding LIFO)	20.0%	23.8%	(380)	bps	21.4%	26.0%	(460)	bps

Retail units sold
New vehicle retail	1,683	2,121	(20.7)%		5,109	6,471	(21.0)%
Pre-owned vehicle retail	1,011	1,227	(17.6)%		3,404	4,098	(16.9)%
Total retail units sold	2,694	3,348	(19.5)%		8,513	10,569	(19.5)%

Average selling price per retail unit
New vehicle retail	$89,188	$88,318	1.0%		$92,452	$92,985	(0.6)%
Pre-owned vehicle retail	$65,783	$70,033	(6.1)%		$66,961	$74,519	(10.1)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$9,323	$14,735	(36.7)%		$11,528	$17,874	(35.5)%
Pre-owned vehicle retail	$13,135	$15,555	(15.6)%		$13,546	$17,981	(24.7)%
Finance and insurance	$4,988	$4,989	—%		$5,098	$5,342	(4.6)%
NM - not meaningful

Condensed Consolidated Balance Sheets

(In thousands)	As of September 30, 2023	As of December 31, 2022
Current assets
Cash	$32,922	$61,687
Receivables, net	21,823	25,053
Inventories	385,329	378,881
Other current assets	12,421	11,228
Total current assets	452,495	476,849

Long-term assets
Property and equipment, net	247,752	158,991
Goodwill and intangible assets, net	184,551	165,125
Other assets	30,745	29,753
Total assets	$915,543	$830,718

Current liabilities
Floor plan notes payable	334,218	348,735
Other current liabilities	56,092	50,890
Total current liabilities	390,310	399,625

Long-term liabilities
Financing liability, non-current portion, net	92,073	89,770
Revolving line of credit	45,000	—
Long-term debt, non-current portion, net	28,513	10,131
Other long-term liabilities	38,824	39,197
Total liabilities	594,720	538,723

Series A Convertible Preferred Stock	54,983	54,983
Stockholders' Equity	265,840	237,012
Total liabilities and stockholders' equity	$915,543	$830,718

Condensed Statements of Cash Flows

	Nine months ended September 30,
(In thousands)	2023	2022
Cash Flows From Operating Activities
Net income (loss)	$(2,301)	$67,793
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock based compensation	2,067	2,083
Bad debt expense	9	76
Depreciation of property and equipment	7,992	6,893
Amortization of intangible assets	5,501	5,445
Amortization of debt discount	327	248
Non-cash lease expense	201	131
Loss (gain) on sale of property and equipment	21	(18)
Deferred income taxes	(116)	—
Change in fair value of warrant liabilities	(856)	(10,671)
Tax benefit related to stock-based awards	—	—
Impairment charges	629	—
Changes in operating assets and liabilities (net of acquisitions):
Receivables	3,221	5,884
Inventories	18,427	(68,046)
Prepaid expenses and other	(1,196)	(1,027)
Income tax receivable/payable	(621)	(4,584)
Other assets	(169)	(591)
Accounts payable	5,511	(5,590)
Accrued expenses and other current liabilities	1,787	(5,534)
Total Adjustments	42,735	(75,301)
Net Cash Provided By (Used In) Operating Activities	40,434	(7,508)

	Nine months ended September 30,
(In thousands)	2023	2022
Net Cash Provided By (Used In) Operating Activities
As reported	$40,434	$(7,508)
Net (repayments) borrowings on floor plan notes payable	(13,967)	89,835
Minus borrowings on floor plan notes payable associated with acquired new inventory	(19,726)	—
Plus net increase to floor plan offset account	—	—
Net cash provided by operating activities, as adjusted	$6,741	$82,327

Reconciliation of Non-GAAP Measures

	Three months ended September 30, 2023
($ in thousands, except per share amounts)	As reported	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Costs applicable to revenues	$226,241	$(2,663)	$—	$—	$223,578
Selling, general and administrative expenses	48,250		(727)	(625)	46,898
Income from operations	1,589	2,663	727	625	5,605

Income (loss) before income tax expense	$(7,391)	$2,663	$727	$625	$(3,376)
Income tax benefit (expense)	1,805	(873)	(238)	(205)	489
Net income (loss)	$(5,586)	$1,790	$489	$420	$(2,887)

Diluted net loss per share	$(0.48)				$(0.29)
Shares used for diluted calculation	14,263,367

	Three months ended September 30, 2022
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Costs applicable to revenues	$258,194	$—	$(3,904)	$—	$—	$254,290
Selling, general and administrative expenses	55,541	—	—	—	(377)	55,164
Income from operations	15,821	—	3,904	—	377	20,102
Gain on change in fair value of warrant liabilities	(521)	521	—	—	—	—
Income (loss) before income taxes	$10,697	$521	$3,904	$—	$377	15,499
Income tax expense	(3,032)	—	1,758	50	92	(1,132)
Net income	$7,665	$521	$5,662	$50	$469	$14,367

Diluted earnings per share	$0.35					$0.54
Shares used for diluted calculation	11,883,985

	Nine months ended September 30, 2023
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Impairment charge	Storm Reserve	Adjusted
Costs applicable to revenues	$698,662	$—	$(4,049)	$—	$—	$—	$—	$694,613
Selling, general and administrative expenses	152,262	—	—	(1,198)	(1,278)	(629)	(300)	148,857
Income from operations	20,330	—	4,049	1,198	1,278	629	300	27,785
Gain on change in fair value of warrant liabilities	856	(856)	—	—	—	—		—
(Loss) income before income taxes	$(2,943)	$(856)	$4,049	$1,198	$1,278	$629	$300	$3,656
Income tax benefit (expense)	642	—	(1,140)	(337)	(360)	(119)	(106)	(1,420)
Net (loss) income	$(2,301)	$(856)	$2,909	$861	$918	$510	$194	$2,236

Diluted net loss per share	$(0.49)							$(0.07)
Shares used for diluted calculation	13,470,219

	Nine months ended September 30, 2022
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Costs applicable to revenues	$810,474	$—	(8,230)	$—	$—	$802,244
Selling, general and administrative expenses	173,249	—	—	(121)	(600)	172,528
Income from operations	87,410	—	8,230	121	600	96,361
Gain on change in fair value of warrant liabilities	10,671	(10,671)	—	—	—	—
Income (loss) before income taxes	$87,181	$(10,671)	$8,230	$121	$600	$85,461
Income tax expense	(19,388)	—	—	—	—	(19,388)
Net income	$67,793	$(10,671)	$8,230	$121	$600	$66,073

Diluted earnings per share	$2.39					$2.74
Shares used for diluted calculation	13,351,591
*In periods where the change in fair value of warrants is a gain, the diluted EPS calculation is not affected by this line item.
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